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                                                                   EXHIBIT 23.01

                         CONSENT OF GRAHAM & JAMES LLP


         The undersigned hereby consents to the reference to it under the caption "Legal Opinions" and "Federal Income Tax Considerations" in the Prospectus/Consent Solicitation Statement which constitutes a part of the Form S-4 Registration Statement for AeroMax, Inc. The undersigned also consent to the inclusion in the Registration Statement of its opinions as Exhibit 5.01 and
8.01 thereto.


                                        /s/ Graham & James LLP
                                        ---------------------------------------
                                            GRAHAM & JAMES LLP
                                            April 7, 1997